Exhibit 10(l)(6)

                                 AMENDMENT NO. 6
                                       TO
                         PLAYTEX 1994 STOCK OPTION PLAN
                FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES
                                       OF
                             PLAYTEX PRODUCTS, INC.

      THIS AMENDMENT NO. 6 to the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (the "Plan"), dated as of February 12, 1998, is adopted by the Compensation and Stock Option Committee of the Board of Directors of Playtex Products, Inc. (the "Company"), a Delaware corporation.

      The Plan is hereby amended in the following manner:

      1. The text of Section 2.1 is amended and restated as follows:

Section 2.1 - Shares Subject to Plan

      The shares of stock subject to Options and Stock Appreciation Rights shall be shares of the Company's $.01 per value Common Stock. Subject to adjustment as provided in Sections 2.4 and 4.6 of the Plan: the aggregate number of such shares which may be issued upon exercise of Options and Stock Appreciation Rights shall not exceed 5,047,785; and the maximum number of shares with respect to which Options and Stock Appreciation Rights may be granted to any employee under the Plan shall not exceed 1,000,000 in any calendar year or in total; provided, that shares which may be issued upon exercise of Options or Stock Appreciation Rights which expire or are canceled (whether pursuant to Section 3.3(b) or otherwise) shall, solely to the extent required by Code Section 162(m), be counted against this limitation.

      2. In all other respects, the Plan, as amended, shall continue in full force and effect.

            I hereby certify that the foregoing Amendment was duly adopted by the Compensation and Stock Option Committee of the Board of Directors of Playtex Products, Inc. as of February 12, 1998.

                  Executed this 17 day of April, 1998.

                                  /s/ William Stammer
                                  ------------------------
                                    Assistant Secretary